FORM NSAR Q77O Transactions effected pursuant to Rule 10F3 Fidelity California Municipal Trust

Fund	Fidelity California Limited Term Tax-Free Bond Fund
Trade Date	3/31/2016
Settle Date	4/20/2016
Security Name	CA ST UNIV REV 4% 11/1/23MT 51
CUSIP	13077C4L5
Price	114.467
Transaction Value	$ 5,723,350.00
Class Size	$ 1,217,115,000.00
% of Offering	0.411%
Underwriter Purchased From	Barclays
Underwriting Members: (1)	Barclays
Underwriting Members: (2)	BofA Merrill Lynch
Underwriting Members: (3)	Raymond James
Underwriting Members: (4)	Hutchinson, Shockey, Erley & Co.
Underwriting Members: (5)	Academy Securities, Inc.
Underwriting Members: (6)	Alamo Capital
Underwriting Members: (7)	Backstrom McCarley Berry Co., LLC
Underwriting Members: (8)	Blaylock Beal Van, LLC
Underwriting Members: (9)	Citigroup
Underwriting Members: (10)	Fidelity Capital Markets
Underwriting Members: (11)	FTN Financial Capital Markets
Underwriting Members: (12)	Goldman Sachs & Co.
Underwriting Members: (13)	J.P. Morgan
Underwriting Members: (14)	Loop Capital Markets
Underwriting Members: (15)	Morgan Stanley
Underwriting Members: (16)	Prager & Co., LLC
Underwriting Members: (17)	Ramirez & Co., Inc.
Underwriting Members: (18)	RBC Capital Markets
Underwriting Members: (19)	Siebert Brandford Shank & Co., L.L.C.
Underwriting Members: (20)	The Williams Capital Group, L.P.
Underwriting Members: (21)	US Bancorp
Underwriting Members: (22)	Wells Fargo Securities
Underwriting Members: (23)	William Blair